                                                                     EXHIBIT 5.1

                             MCLAUGHLIN & STERN, LLP

                           STEVEN W. SCHUSTER, PARTNER
                           Direct Fax: (212) 448-6260
                       E-Mail: jmaloni@mclaughlinstern.com

                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066

                                MILLBROOK OFFICE
                                 Franklin Avenue
                                  P.O. Box 1369
                            Millbrook, New York 12545
                                 (914) 677-5700
                               Fax (914) 677-0097

                                  July 26, 1999

Financial Intranet, Inc.
410 Saw Mill River Road
Ardsley, New York 10502

Dear Sirs:

         We refer to the Registration Statement on Form SB-2 (the "Registration Statement") initially filed by Financial Intranet, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 25, 1999 and subsequently amended, relating to the offer by the Company of 6,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

         As counsel to the Company, we have examined such corporate records, documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to the various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company. Upon the basis of such examination, we advise you that in our opinion the shares of Common Stock to be offered by the Company have been duly and validly authorized and, when sold in accordance with the terms agreed upon in the underwriting agreement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ McLaughlin & Stern, LLP
                                          ---------------------------
                                          MCLAUGHLIN & STERN, LLP